    As filed with the Securities and Exchange Commission on January 23, 2001
                        Registration No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                              SENSE HOLDINGS, INC.
               (Exact name of issuer as specified in its charter)

    Florida                                                      82-0326560
(State or other jurisdiction                                 (I.R.S. Employer
 of incorporation or organization)                          Identification No.)

    7300 West McNab Road
    Tamarac, Florida                                               33321
(Address of principal executive offices)                        (Zip Code)


                            Consulting Agreement with

                                    FUGEN LI

          (d/b/a Shanghai Yazheng Information Technology Company, Ltd.)
                            (Full title of the plan)



                                Dore Scott Perler
                             Chief Executive Officer

                              Sense Holdings, Inc.

                              7300 West McNab Road
                             Tamarac, Florida 33321
                     (Name and address of agent for service)

                                    Copy to:

                            James M. Schneider, Esq.
                              Atlas Pearlman, P.A.
                     350 East Las Olas Boulevard, Suite 1700
                            Fort Lauderdale, FL 33301
                                 (954) 763-1200


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                         CALCULATION OF REGISTRATION FEE
                         -------------------------------



                                          Proposed     Proposed
Title of                                   maximum      maximum
securities                                offering     aggregate     Amount of
to be                  Amount to be       price per     offering    registration
registered             registered          share         price          fee
------------           ------------       ----------    ---------   ------------

Compensatory Stock Issued to Consultant

Common Stock,
$0.10
par value
per share                300,000            $0.68       $204,000        $57.00*
------------

* Calculated in accordance with Rule 457 based upon the average of the closing bid and asked prices on January 16, 2000.


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PROSPECTUS

                              SENSE HOLDINGS, INC.

                         300,000 Shares of Common Stock

         This prospectus forms a part of a registration statement which registers an aggregate of 300,000 shares of common stock, that are collectively referred to as the "Shares", of Sense Holdings, Inc. ("Sense", "Company", "we", "us" or "our"). The Shares have been issued to Shanghai Yazheng Information Technology Company, Ltd., Shanghai, Peoples Republic of China (the "Consultant") pursuant to a Consulting Agreement dated December 16, 2000. The Consultant is owned by Fugen Li who is the sole officer and director of the Consultant. The Consultant and Mr. Li are sometimes collectively referred to as the "selling securityholders." The selling securityholders may sell all or a portion of the Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices. We will not receive any proceeds from sales by selling securityholders.

         No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the Shares shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

         These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

         This prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

                The date of this prospectus is January 23, 2001



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                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website on the internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

         We have filed with the Commission a registration statement on Form S-8 under the Securities Act of 1933, as amended, covering the Shares. This prospectus, which comprises Part I of the registration statement, omits certain information contained in the registration statement. For further information with respect to us and the Shares offered by this prospectus, reference is made to the entire registration statement, including the exhibits thereto. Statements in this prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the registration statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of the exhibit or other document to which reference is hereby made, for a full statement of the provisions thereof. A copy of the registration statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge or at the Commission's website at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The  following   documents   filed  by  us  with  the   Commission  are
incorporated herein by reference and made a part hereof:

o Annual Report on Form 10-KSB for the year ended December 31, 1999, filed on April 13, 2000;

o Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000,filed on May 16, 2000;

o Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000, filed on August 10, 2000;

o  Amended Quarterly Report, filed on November 13, 2000;

o Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000, filed on November 14, 2000;


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         o Amended Quarterly Report, filed on December 4, 2000.

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Sense Holdings, Inc., 7300 West McNab Road, Tamarac, Florida 33321.

                                   THE COMPANY

         This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. You are urged to read this prospectus carefully and in its entirety.

         Sense Holdings, Inc. is a Florida corporation. We design, develop, manufacture and sell fingerprint-based identification products and systems that incorporate state-of-the-art biometric technology to verify a person's identity. Our biometric identification systems are designed primarily for use by employers desiring to verify the presence of employees at the workplace and to monitor their time and attendance at work. We have also developed systems that restrict access to buildings, offices and other security-sensitive areas to persons whose identities are biometrically verified.

         Our biometric systems are designed and built around our proprietary hardware platform known as BioClock(TM) - - a stand-alone platform that replaces a traditional wall mounted or free- standing swipe or punch card time clock. We have developed two integrated hardware and software applications that incorporate BioClock(TM) in turn-key total solution systems.

         Our time and attendance systems, which are marketed under the name "CheckPrint T/A(TM)", use biometric technology to: authenticate the identity of employees when they arrive at and leave work; gather data; perform calculations; permit electronic export capability to over 150 third-party service providers to facilitate the use of automated payroll checks; generate logs and reports; and


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perform related record keeping.  Our access control systems,  which are marketed under the name "CheckPrint A/C(TM)", are security systems that permit access to locked buildings, offices or other secured areas only to those whose identities can be verified, using our fingerprint identification software. Our CheckPrint A/C(TM) systems, which can be used with or without "smartcard" technology, can be programmed for different levels of security, permitting access only to recognized individuals who have the requisite level of security clearance.

Additional factors that may affect operating results

         In evaluating us, the following risk factors should be considered:

We have only recently commenced revenue-producing operations and the limited information available about us makes an evaluation of us difficult.

         We have conducted limited operations and we have little operating history that permits you to evaluate our business and our prospects based on prior performance. You must consider your investment in light of the risks, uncertainties, expenses and difficulties that are usually encountered by companies in their early stages of development, particularly those engaged in emerging technologies such as biometrics. There can be no assurance that the company will successfully address such risks, and the failure to do so could have a material adverse effect on our business, financial condition and results of operations.

We have experienced historical losses, have an accumulated deficit and may not become profitable.

         For the fiscal years ended December 31, 1998 and 1999, and the nine months ended September 30, 2000, we experienced net losses of $174,629, $668,099 and $676,274, respectively. In addition, at September 30, 2000, we had an accumulated deficit of $1,519,002. Our operating results for future periods will include significant expenses, including product development expenses, sales and marketing costs, programming and administrative expenses, and will be subject to numerous uncertainties. As a result, we are unable to predict whether we will achieve profitability in the future.

Our business is capital intensive, particularly with respect to advertising and marketing, and we will require additional financing.

         Our operations are capital intensive and our growth will consume a substantial portion of our available working capital. We may require additional capital in order to fund our operations. Our working capital requirements will depend on a variety of factors, including the timing and rate at which we are able to generate revenues from operations. There can be no assurance that we will not require additional capital sooner as marketing and development activities increase. We do not have any commitments for additional financing and there can be no assurance that such additional funding, if required, will be available, or if available, will be available upon favorable terms. Insufficient funds may prevent us from implementing our business strategy. In the event we raise additional funds


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through  the  issuance  of  equity  securities,  dilution  to the then  existing stockholders will result and future investors may be granted rights superior to those of existing stockholders.

We face severe competition from time and attendance providers, security companies, in general, and biometric security device providers, many of whom have greater resources than we do; we may be unable to become a competitive force in our marketplace.

         We engage in providing time and attendance resources to employers in all sectors of the marketplace. We also provide building access control security devices. Our time and attendance and control access security devices incorporate biometric fingerprint technology and "smartcard" technology. We will compete with other providers of time and attendance services, as well as with access control, security companies. Our competitors in time and attendance applications include Kronos, Simplex, Smartime Software, Time and Tech.com and Unitime
Systems. Other biometric technology providers include Identix, Who Vision, Secugen and Veridicom. These providers use traditional technologies employed in identification and access control, as well as biometric technologies. Some of these competitors have a longer operating history than we do and many of them have substantially greater financial and other resources than we do. As a result, we will likely encounter greater difficulty in implementing our business plans than will our competitors. The introduction of similar or superior products by current or future competitors could have a material adverse effect on our business, financial condition and results of operation.

The proper functioning of our products is dependent upon third party software.

         We license software from Integrated Design, Inc. pursuant to a contract that enables the data gathered by CheckPrint T/A(TM) systems to be formatted and transmitted to third party payroll services. Such agreement may be terminated by either party on ninety days' prior written notice with or without cause. In the event such agreement were terminated, we would be required to license similar software from a third party vendor or develop our own links for data export. Any failure or delay in licensing or developing such software could have a material adverse effect on our business, financial condition and results of operation.

Other types of biometric security devices are being developed and marketed, and we are uncertain if fingerprint biometric security devices will be accepted in the marketplace.

         Our biometric systems use fingerprints as the basis for authenticating a person's identity. Other forms of biometric identification, including iris scanning, voice patterns and signature verification, are being marketed, developed and tested. Our success will be dependent on our ability to successfully market our biometric systems and support services to end-users, distributors and resellers. Successful marketing will depend upon the acceptance of fingerprint biometrics as a preferred form of identification. We have not commissioned a formal market or research study to determine whether fingerprint identification is preferred to other forms of biometric identification or whether sufficient demand for our products and services exists to enable us to sustain operations,


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expand or  achieve  profitability.  A lack of demand for  fingerprint  biometric systems could have a material adverse effect on our business, financial condition and results of operation.

Our products rely on fingerprint biometrics and the lack of technological diversification in our products could cause our results to suffer.

         All of our products and systems incorporate biometric technology and our success depends on the continued reliability and acceptance of fingerprinting as a method of identity verification. As a result, in the event of unforeseen adverse events in the development, enhancement, reliability, marketing or acceptance of fingerprint biometrics, we will be unable to temper its effects by relying upon sales of other products. We do not currently know when products under development will generate revenues, or whether they can be successfully marketed. Any such failure could have a material adverse effect on our business, financial condition and results of operation.

We engage in emerging technologies; as a result the market price for the Common Stock may be subject to extreme volatility.

         The market for securities of high-technology companies, including companies such as ours that participate in emerging markets, has historically been more volatile than the market for stocks in general. As a result, the price of the common stock may be subject to wide fluctuations in response to factors some of which are beyond our control, including, without limitation, the following:

        o  quarter-to-quarter variations in our operating results;
        o  our announcement of material events;
        o  price fluctuations in sympathy to others engaged in our industry; and
        o  the effects of media coverage of our business.

Our inability to timely complete product and technology development may hurt us.

         We continue to develop new applications for our technology and proposed enhancements to our systems, some of which are still in the planning stage or in relatively early stages of development. Our success will depend in part upon our ability to complete product development to permit timely introduction into the marketplace. We will be required to commit considerable time, effort and resources to complete development of our proposed products and product enhancements. However, our product development efforts are subject to all of the risks inherent in the development of new products and technology, including unanticipated delays, expenses and difficulties, as well as the possible insufficiency of funding to complete development.

         Our product development efforts may not be successfully completed. In addition, our proposed products may not satisfactorily perform the functions for which they are designed or meet applicable price or performance objectives. Further, unanticipated technical or other problems may occur which result in increased costs or material delays in development. Despite testing by us and by current and potential end users, problems may be found in new products after the commencement


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of commercial  shipments,  resulting in loss of, or delay in, market acceptance.
Any such failures or delays could have a material adverse effect on our business, financial condition and results of operations.

We depend on the continued services of our executive officers and on our ability to attract and maintain other qualified employees.

         Our future success depends on the continued services of Dore Scott Perler, our Chief Executive Officer and President, Andrew Goldrich, our Vice President, and Shawn Tartaglia, our Chief Technical Officer. While we have entered into employment agreements with each of them, the loss of any of their services would be detrimental to us and could have a material adverse effect on our business, financial condition and results of operations. We do not currently maintain key-man insurance on their lives. Our future success is also dependent on our ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing. We may not be able to attract, assimilate, or retain qualified technical and managerial personnel and our failure to do so could have a material adverse effect on our business, financial condition and results of operations.

We may have difficulty managing growth.

         Expansion of our operations will be required in order to accommodate growth in our customer base and market opportunities. Expansion will place a significant strain on our management, operational and financial resources. Currently, we have a limited number of employees, and will need to improve existing and implement new transaction processing, operational and financial systems, procedures and controls, and to expand, train and manage our employee base. We also will be required to expand our finance, administrative and operations staff. Furthermore, we intend to enter into relationships with various strategic partners, including product manufacturers and distributors and other service providers and other third parties, necessary to our business. Our failure to manage growth effectively could have a material adverse effect on our business, financial condition and results of operations.

Failure of our internal systems may damage our operations.

         We use internally developed systems to operate our service and for transaction processing, including billing and collections processing. We must continually improve these systems in order to meet the level of use.
Furthermore, in the future, we may add features and functionality to our products and services using internally developed or third party licensed technologies.

Our inability to:

o  add software and hardware
o develop and upgrade existing technology, transaction processing systems and network infrastructure to meet increased volume through our processing systems or


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o  provide new features or functionality

may cause system disruptions, slower response times, reductions in levels of customer service, decreased quality of the user's experience, and delays in reporting accurate financial information. Any such failure could have a material adverse effect on our business, financial condition and results of operations.

We may be unable to protect our proprietary rights, thereby permitting competitors to develop the same or similar products and technologies to ours.

         Our success and ability to compete will be dependent, in large part, upon our proprietary products and technologies. We intend to rely primarily upon copyright, trade secret and trademark laws to protect the proprietary components of our systems. While we have filed U.S. patent applications covering our systems, there is no assurance that any of our patent applications will result in the issuance of letters patent, that any patent we are awarded will not be successfully challenged, that the award of a patent will provide us with meaningful proprietary protections or that we will have the financial resources to mount sustained patent defense. We could also incur substantial costs in asserting our intellectual property or proprietary rights against others. The failure to successfully protect our intellectual property and proprietary rights could enable others to duplicate or claim rights to our products and systems or otherwise develop similar or competitive products and systems which could have a material adverse effect on our business, financial condition and results of operations.

SEC rules impose restrictive sales policies on low priced securities, including the Common Stock, the application of which could adversely affect the market for the Common Stock.

         The SEC has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. The broker/dealer must receive the purchaser's written consent to the transaction prior to the purchase, and must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell the common stock, and may negatively affect the price at which holders of the common stock of may resell such shares.

We have not paid any dividends on the Common Stock and do not anticipate paying dividends in the future.

         We have never paid cash dividends on our common stock. We intend to retain future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.


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



The Common Stock is thinly traded and an active and visible trading market for the Common Stock may not develop.

         The Common Stock is currently traded on a limited basis on the Over-the-Counter Bulletin Board under the symbol "SEHO". The quotation of the Common Stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists. We cannot predict whether a more active market for the common stock will develop in the future. In the absence of an active trading market:

o investors may have difficulty buying and selling or obtaining quotations for the common stock;
o  market visibility for the common stock may be limited; and
o a lack of visibility for the common stock may have a depressive effect on the market price for the common stock.

It is not possible to foresee all risks which may affect us. Moreover, we cannot predict whether we will successfully effectuate our current business plan. Each prospective purchaser is encouraged to carefully analyze the risks and merits of an investment in the Units, including the Risk Factors discussed above.

                              CONSULTING AGREEMENT

General

         On December 16, 2000, Sense entered into a Consulting Agreement with Shanghai Yazheng Information Technology Company, Ltd. The Consultant is wholly owned by Mr. Fugen Li who is also the sole officer and director of the Consultant. The services to be rendered by the Consultant consist of various advisory and consulting services relevant to locating a strategic partner in the People's Republic of China, developing an appropriate marketing program for sales and exploitation of Sense's product in the PRC, an evaluation of demographic, economic and political factors in the PRC affecting the distribution of Sense's products and providing ongoing support services relevant to the distribution of Sense's products in the PRC. The Agreement commenced on January 1, 2000 and will continue for a term of twelve months. The Consultant expects to provide approximately 60% of the working time of Mr. Li for at least the initial six months of the Agreement, and will provide sufficient services and commitments of time of Mr. Li for the balance of the term of the agreement. In consideration for current and prospective services, Sense agreed to issue 300,000 shares of its common stock to the Consultant.

Federal Income Tax Effects

         The following discussion applies to the issuance of the Shares and is based on federal income tax laws and regulations in effect on December 31, 2000. It does not purport to be a complete description of the federal income tax consequences of the issuance, nor does it describe the consequences of state, local or foreign tax laws which may be applicable.

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         In  connection  with  the  issuance  of  Shares  as  compensation,  the recipient must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which beneficial interest in the property either is "transferable" or is not subject to a "substantial risk of forfeiture." A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Shares received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the recipient are treated as transferable if and when the recipient can sell, assign, pledge or otherwise transfer any interest in the Shares to any person. Inasmuch as the recipient would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 and the Shares, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture, the recipient would be obligated to include in gross income the fair market value of the Shares received once the conditions to receipt of the Shares are satisfied.

Restrictions Under Securities Laws

         The sale of the Shares must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater shareholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% and greater stockholders may also be subject to the "short swing" profit rule of
Section 16(b) of the Securities Exchange Act of 1934.

                        SALES BY SELLING SECURITYHOLDERS

The following table sets forth

o  the name of the selling securityholders,

o  the amount of shares of common stock held directly or indirectly,

o the maximum amount of shares of common stock to be offered by the selling securityholders,

o the amount of common stock to be owned by the selling securityholders following sale of the shares of common stock, and

o  the  percentage  of shares of common  stock to be owned by the selling
   securityholders  following completion of such offering (based  on   6,810,636
   shares  of  common   stock  of  Sense outstanding at December 31, 2000).

                                                                      Percentage
                                                  Shares to be       to be Owned
Name of Selling      Number of     Shares to      Owned After           After
Securityholders     Shares Owned   be Offered      Offering            Offering
---------------     ------------   ----------    ------------         ----------

Fugen Li              300,000       300,000           -0-                __%


                              PLAN OF DISTRIBUTION

         The Shares covered by this prospectus may be distributed from time to time by the selling securityholders in one or more transactions that may take place on the over-the-counter market. These include ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling securityholders in connection with sales of securities.

         The selling securityholders may sell the securities in one or more of the following methods, which may include crosses or block transactions:

         o through the "pink sheets", on the over-the-counter Bulletin Board, or on such exchanges or over-the-counter markets on which our shares may be listed from time- to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges, including sales to underwriters who acquire the shares for their own account and resell them in one or more transactions or through brokers, acting as principal or agent;

         o in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as
                  principal   or   agent,   sales   in   privately    negotiated
                  transactions,   or  dispositions  for  value  by  any  selling
                  securityholder to its partners or members, subject to rules relating to sales by affiliates;

        o through the issuance of securities by issuers other than us, convertible into, exchangeable for, or payable in our shares; or

         o through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.

         Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         In making sales, brokers or dealers used by the selling securityholders may arrange for other brokers or dealers to participate. The selling securityholders who are affiliates of Sense and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

         At the time a particular offer of the securities is made by or on behalf of a selling securityholder, to the extent required, a prospectus is to delivered. The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling securityholders, and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         We have told the selling securityholders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market. We have provided each of the selling securityholders with a copy of these rules. We have also told the selling securityholders of the need for delivery of copies of this prospectus in connection with any sale of securities that are registered by this prospectus.

         Sales of securities by us and the selling securityholders or even the potential of these sales may have a negative effect on the market price for shares of our common stock.

                            DESCRIPTION OF SECURITIES

Common Stock

         We are authorized to issue 20,000,000 shares of common stock, $.10 par value per share. As of December 31, 2000, there were issued and outstanding, 6,810,636 shares of common stock and no shares of preferred stock.

         Common stockholders share dividends on a proportionate basis, as may be declared by the board of directors. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided proportionately on a per share basis among the holders of our common stock.

         Each share of our common stock has one vote. Holders of our common stock do not have cumulative voting rights. This means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. In that event, the holders of the remaining shares will not be able to elect any directors. Our By-Laws provide that a majority of the outstanding shares of our common stock are a quorum to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights. Also, our common stock is not redeemable.

Transfer Agent

         The transfer agent and registrar for our common stock is American Securities Transfer & Trust, Inc. 12039 West Alameda Parkway, Lakewood, CO 80288. Telephone number (303) 234- 5300.

                                     EXPERTS

         Our consolidated financial statements appearing in our Annual Report on Form 10-KSB, for the fiscal year ended December 31, 1999, have been audited by Feldman Sherb Horowitz & Co., P.C. Independent Certified Public Accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Feldman, Sherb Horowitz, P.A., pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

                                 INDEMNIFICATION

         The Florida Business Corporation Act allows us to indemnify each of our officers and directors who are made a party to a proceeding if

(a)      the officer or director conducted himself or herself in good faith;

(b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

(c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

         We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.           Incorporation of Documents by Reference

         The documents listed below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post- effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

        o Annual Report on Form 10-KSB for the year ended December 31, 1999, filed on April 13, 2000;

        o Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000, filed on May 16, 2000;

        o Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000, filed on August 10, 2000;

        o        Amended Quarterly Report, filed on November 13, 2000;

        o Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000, filed on November 14, 2000;

         o Amended Quarterly Report, filed on December 4, 2000.

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Sense Holdings, Inc., 7300 West McNab Road, Tamarac, Florida 33321.

ITEM 4.           Description of Securities

         A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

ITEM 5.           Interests of Named Experts and Counsel

         Not Applicable.

ITEM 6.           Indemnification of Directors and Officers

         The Florida Business Corporation Act allows us to indemnify each of our officers and directors who are made a party to a proceeding if

(a)      the officer or director conducted himself or herself in good faith;

(b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

(c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

ITEM 7.           Exemption From Registration Claimed

         Inasmuch as the recipient of the Shares was knowledgeable and sophisticated, had access to relevant information pertaining to Sense and had the ability to fend for himself, the issuance was exempt from registration under the Securities Act of 1933 by reason of Section 4(2) of that act.

ITEM 8.           Exhibits

         10.1     Consulting Agreement

         23.1     Consent of Independent Certified Public Accountants.

--------------------
* Filed herewith.

ITEM 9.           Undertakings

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  a.       To include any prospectus required by section 10(a)
                           (3) of the Securities Act of 1933;

                  b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or n the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



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



         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act against such liabilities (other than the payment by the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Tamarac, State of Florida, on the 23 day of January, 2001.

                                                SENSE HOLDINGS, INC.


                                                By:/s/Dore Scott Perler

                                                Dore Scott Perler, Chairman and
                                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature              Title                                       Date


/s/Dore Scott Perler     Chairman of the Board,
--------------------     President, Chief Executive Officer,
Dore Scott Perler        and Director                           January 23, 2001



/s/Andrew Goldrich       Vice President, Principal
------------------       Executive Financial Officer and
Andrew Goldrich          Accounting Officer and Director        January 23, 2001



/s/Shawn Tartaglia
------------------       Chief Technical Officer
Shawn Tartaglia          and Director                           January 23, 2001

/s/Julie Slater
---------------
Julie Slater             Director                               January 23, 2001